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                                                                   Exhibit 23(b)


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-74355) and related Prospectus of Eaton Corporation for the registration of $1,400,000,000 of debt and equity securities and to the incorporation by reference therein of our report dated January 27, 1999, with respect to the consolidated financial statements and schedule of Aeroquip-Vickers, Inc. and subsidiaries included in the Current Report on Form 8-K/A dated April 22, 1999, as amended, of Eaton Corporation, both filed with the Securities and Exchange Commission.


Toledo, Ohio
May 10, 1999
                                                     /s/ ERNST & YOUNG LLP